UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

Flat Rock Capital Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55767	82-0894786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1350 6th Avenue, 18th Floor

New York, NY 10019

(Address of Principal Executive Offices, Zip Code)

(212) 596-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities

On March 29, 2019, Flat Rock Capital Corp. (the “Company”) accepted subscriptions for 45,638.95 shares of its common stock, par value $0.001 per share (the “Common Stock”), at $19.72 per share, for aggregate proceeds of approximately $900,000. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Stock. The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

Item 7.01	Regulation FD Disclosure

On March 28, 2019, the board of directors of the Company (the “Board”) approved a distribution reinvestment plan (the “DRIP”). The DRIP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, May 1, 2019. Under the DRIP, cash distributions paid to participating stockholders will be reinvested in additional shares of common stock of the Company (the “Shares”) at a price equal to the net asset value per share of the Shares as of such date. New stockholders of the Company on or after May 1, 2019 will be participating stockholders in the DRIP unless they affirmatively decline participation in the DRIP. Existing stockholders of the Company prior to May 1, 2019 will be given the opportunity to participate in the DRIP.

The information set forth above with respect to the DRIP does not purport to be complete in scope and is qualified in its entirety by the full text of the DRIP, which is filed as Exhibit 4.1 hereto and is incorporated into this Current Report on Form 8-K by reference thereto.

Item 8.01	Other Events

On March 28, 2019, the Board declared an increase in its monthly distribution to $0.111 per share for the months ended April 30, 2019 and May 31, 2019. The Company previously paid monthly distributions in the amount of $0.108 per share since the Company commenced operations in 2017. The distributions will be paid on May 6, 2019 and June 6, 2019 to shareholders of record as of the close of business on April 26, 2019 and May 26, 2019, respectively. The press release regarding the distributions is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Flat Rock Capital Corp. Distribution Reinvestment Plan

99.1	Press Release, dated April 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2019

Flat Rock Capital Corp.

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	Chief Executive Officer

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